UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

November 18, 2014

Date of report (Date of earliest event reported)

Agile Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36464	23-2936302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Poor Farm Road Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant’s telephone number, including area code (609) 683-1880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2014, the Board of Directors (the “Board”) of Agile Therapeutics, Inc. (the “Company”), appointed John W. Hubbard, Ph.D. FCP, as a director and as a member of the Board’s Nominating and Corporate Governance Committee.  Dr. Hubbard will serve as a Class I member of the Board.  The terms of Class I directors expire at the 2015 Annual Meeting of Shareholders.

Dr. Hubbard currently serves as Senior Vice President and Worldwide Head of Development Operations for Pfizer Inc., and is responsible for the global clinical trial operations and management of more than 450 clinical projects from Phase I to IV.  He recently announced that he will leave Pfizer in January 2015, to pursue an executive leadership role in the healthcare services area. Dr. Hubbard has been leading pharmaceutical research and development activity for nearly thirty years and held positions of increasing responsibility in the biopharmaceutical and clinical research & development services industries.  Prior to joining Pfizer in 2010, he was Group President, Clinical Research Services at ICON Clinical Research, a leading global clinical research organization, where he was responsible for the global business and operations. During his career, Dr. Hubbard has been directly responsible for drug discovery and non-clinical pharmacology, clinical pharmacology, project management, product development optimization, commercial assessment of new chemical entities, and clinical development operations.  He has led several drug development teams to successful commercialization of new chemical entities and has participated at FDA meetings to support end of Phase II and end of Phase III data presentations for psychiatric, neurological, cardiovascular, and anti-infective drugs.  Based on his extensive scientific, drug development, and clinical operations management experience, the Company believes he will be a valuable addition to the Board.

Dr. Hubbard will receive the standard compensation amounts payable to non-employee directors of the Company, as described in the Company’s final prospectus relating to its initial public offering.  His annual cash retainer will be pro-rated for 2014 to reflect his expected term of service during the calendar year. Also pursuant to these arrangements, on November 18, Dr. Hubbard received an initial grant of an option to purchase 21,000 shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on the date of grant. The option vests in three equal annual installments beginning on November 18, 2015, subject to the his continued service on the Company’s Board through each vesting date and provided that he attends at least 75% of the Board meetings held during each respective year of Board service.

Item 7.01 Regulation FD Disclosure

On November 18, 2014, the Company issued a press release announcing that Dr. John W. Hubbard, Ph.D. FCP had been appointed to the Company’s Board.  The Company is furnishing a copy of the press release, which is attached hereto as Exhibit 99.1.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto), shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.                Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
99.1	Agile Therapeutics, Inc. Press Release dated November 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agile Therapeutics, Inc.

Dated: November 18, 2014	By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	President and Chief Executive Officer